SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 29, 2000


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of registrant as specified in charter)




         Maryland                  0-11083                       13-3147497
         ------------------------------------------------------------------
        (State or other     (Commission file No.)             (IRS Employer
         jurisdiction of                                          I.D. No.)
         incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
           (Address of principal executive offices)        (Zip code)


         Registrant's telephone number, including area code 516-466-3100
                                                            ------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated March 29, 2000 (filed with the Securities and Exchange Commission on March 29, 2000), as set forth in the pages attached hereto.



 Item 7.  Financial Statements and Exhibits

(a) and (b)  Financial Statements of Property Acquired and Pro Forma
                   Financial Statements


9521 Viscount Blvd. Financial Statement for the year ended December 31, 1999

Report of Independent Auditors............................................1
Statement of Revenues and Certain Expenses................................2
Notes to Statement of Revenues and Certain Expenses.......................3-4

One Liberty Pro Forma Consolidated Financial Statements (Unaudited)

Pro Forma Consolidated Financial Statements (Unaudited)...................5
Pro Forma Consolidated Balance Sheet (Unaudited)..........................6
Pro Forma Consolidated Income Statement (Unaudited).......................7
Notes to Pro Forma Consolidated Balance Sheet and Income
    Statement (Unaudited).................................................8-9


(c)   Exhibits

       None


                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       ONE LIBERTY PROPERTIES, INC.


Dated: Great Neck, NY                By: /s/ David W. Kalish
       May 10, 2000                  -------------------------------------------
                                     David W. Kalish
                                     Vice President and Chief  Financial Officer











                          Report of Independent Auditors

To the Board of Directors of
One Liberty Properties, Inc.

We have audited the accompanying statement of revenues and certain expenses of the property at 9521 Viscount Blvd. in El Paso, Texas (the "Property"), as described in Note 1, for the year ended December 31, 1999. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of One Liberty Properties, Inc., and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property, as described in Note 1, for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



                                              /S/ Ernst & Young LLP
New York, New York
April 14, 2000


                               9521 Viscount Blvd.

                   Statement of Revenues and Certain Expenses

                      For the year ended December 31, 1999


Revenues:
   Rental income                                      $     1,151,018
   Operating expense recoveries                               109,358
                                                      ---------------
Total revenues                                              1,260,376

Certain expenses:
  Operating expenses                                           41,150
  Real estate taxes                                           111,776
  Insurance                                                    15,470
                                                     ----------------
Total certain expenses                                        168,396
                                                     ----------------

Revenues in excess of certain expenses                $     1,091,980
                                                     ================


See accompanying notes.


                               9521 Viscount Blvd.

               Notes to Statement of Revenues and Certain Expenses

                      For the year ended December 31, 1999


1. Basis of Presentation

Presented herein is the statement of revenues and certain expenses related to the operation of a one-story, retail building, located at 9521 Viscount Blvd. in El Paso, Texas (the "Property"). The Property was purchased by a wholly owned subsidiary of One Liberty Properties, Inc. (the "Company") on March 29, 2000.

The accompanying financial statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate property. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by the Company in the proposed future operations of the Property. Items excluded consist of interest, depreciation and general and administrative expenses not directly related to the future operations.

2. Use of Estimates

The preparation of a financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes.
Actual results could differ from those estimates.

3. Revenue Recognition

Rental income includes base rent that each tenant is required to pay in accordance with the terms of their respective leases reported on a straight line basis over the initial term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to approximately $230,000 for the year ended December 31, 1999.

The lease agreements also provide for reimbursement of real estate taxes, insurance and common area maintenance costs which are recorded on an accrual basis.

                              9521 Viscount Blvd.

4. Lease Agreements

The Property is leased under noncancellable operating leases to four retail tenants which expire from 2002 to 2015, with certain tenant renewal rights. The agreements also require that the tenants reimburse the Company for real estate taxes, insurance and common area maintenance costs.

The minimum future rentals to be received under the operating leases in place at December 31, 1999, are as follows:

              Year ending December 31,
                2000                                        $     1,378,988
                2001                                              1,463,945
                2002                                              1,427,955
                2003                                              1,355,975
                2004                                              1,355,975
                Thereafter                                       13,304,235
                                                            =================
                                                            $    20,287,073
                                                            =================

                            One Liberty Properties, Inc.

                   Pro Forma Consolidated Financial Statements
                                   (Unaudited)


The unaudited pro forma consolidated balance sheet of One Liberty Properties, Inc. (the "Company") as of December 31, 1999, has been prepared as if the
Company's acquisition of 9521 Viscount Blvd. (the "Property") had been consummated on December 31, 1999. The unaudited pro forma consolidated income statement for the year ended December 31, 1999 is presented as if the Company's acquisition of the Property occurred at January 1, 1999, and the effect was carried forward through the year.

The pro forma consolidated financial statements do not purport to represent what the Company's financial position or results of operations would have been assuming the completion of the Company's acquisition of the Property had occurred at January 1,1999, and for the year indicated, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period. These pro forma consolidated financial statements should be read in conjunction with the Company's 1999 annual report on Form 10-K.


                           One Liberty Properties, Inc.

                Pro Forma Consolidated Balance Sheet (Unaudited)

                             As of December 31, 1999

                             (Dollars in thousands)


                                                         The Company                           The Company
                                                          Historical         Purchase of        Pro Forma
                                                             (A)              Property         as Adjusted
                                                      -------------------------------------------------------

Assets
Real estate investments, at cost:
   Land                                                 $       16,639     $     2,813 (B)    $     19,452
   Buildings                                                    59,269          11,253 (B)          70,522
                                                      -------------------------------------------------------
                                                                75,908          14,066              89,974
Less accumulated depreciation                                    5,138               -               5,138
                                                      -------------------------------------------------------
                                                                70,770          14,066              84,836

Cash and cash equivalents                                       11,247          (4,166)              7,081
Unbilled rent receivable                                         1,737               -               1,737
Rent, interest, deposits and other receivables                     813               -                 813
Investment in BRT Realty Trust (related party)                     240               -                 240
Deferred financing costs                                           732             100 (C)             832
Other                                                              410               -                 410
                                                      =======================================================
                                                        $       85,949     $    10,000        $     95,949
                                                      =======================================================

Liabilities and stockholders' equity
Mortgages payable                                       $       35,735     $    10,000        $     45,735
Accrued expenses and other liabilities                             410               -                 410
                                                      -------------------------------------------------------
Total liabilities                                               36,145          10,000              46,145
                                                      -------------------------------------------------------

Commitments and contingencies                                        -               -                   -

Minority interest in subsidiary                                      2               -                   2
                                                      -------------------------------------------------------

Stockholders' equity:
   Redeemable convertible preferred stock                       10,802               -              10,802
   Common stock                                                  2,980               -               2,980
   Paid-in capital                                              31,338               -              31,338
   Accumulated other comprehensive income                           33               -                  33
   Accumulated undistributed net income                          4,649               -               4,649
                                                      -------------------------------------------------------
Total stockholders' equity                                      49,802               -              49,802
                                                      =======================================================
                                                        $       85,949     $    10,000        $     95,949
                                                      =======================================================

See accompanying notes.



                          One Liberty Properties, Inc.

               Pro Forma Consolidated Income Statement (Unaudited)

                      For the year ended December 31, 1999

                  (Dollars in thousands except per share data)

                                       The Company       Purchase of                        The Company
                                        Historical        Property         Pro Forma         Pro Forma
                                           (A)               (B)          Adjustments       as Adjusted
                                     ----------------------------------------------------------------------

Revenues:
   Rental income                       $        8,831   $        1,151    $       (89)(C)  $        9,893
   Operating expense recoveries                     -              109              -                 109
   Interest and other income                    1,349                            (122)(D)           1,227

                                     ----------------------------------------------------------------------
                                               10,180            1,260           (211)             11,229
                                     ----------------------------------------------------------------------

Expenses:
   Depreciation and amortization                1,645                -            291 (E)           1,936
   Interest - mortgages payable                 2,543                -            800 (F)           3,343
   Leasehold rent                                 289                -              -                 289
   General and administrative                     933              169              -               1,102
                                     ----------------------------------------------------------------------
                                                5,410              169          1,091               6,670
                                     ----------------------------------------------------------------------

Income before gain on sale and
   minority interest                            4,770            1,091         (1,302)              4,559
                                     ----------------------------------------------------------------------

Gain on sale of real estate                        62                -              -                  62
Gain on sale of available-for-sale
   securities                                      64                -              -                  64
                                     ----------------------------------------------------------------------
                                                  126                -              -                 126
                                     ----------------------------------------------------------------------

Income before minority interest                 4,896            1,091         (1,302)              4,685
Minority interest                                 (17)               -              -                 (17)
                                     ======================================================================
Net income                             $        4,879   $        1,091    $    (1,302)     $        4,668
                                     ======================================================================

Calculation of net income
   applicable to common
   stockholders:
     Net income                        $        4,879   $        1,091    $    (1,302)     $        4,668
     Less dividends and accretion
       on preferred stock                       1,247                -              -               1,247
                                     ======================================================================
     Net income applicable to
       common stockholders             $        3,632   $        1,091    $    (1,302)     $        3,421
                                     ======================================================================

Net income per common share
   Basic (G)                           $         1.23                                      $         1.16
                                     =================                                   ==================
   Diluted (G)                         $         1.23                                      $         1.15
                                     =================                                   ==================

See accompanying notes.


                          One Liberty Properties, Inc.

        Notes to Pro Forma Consolidated Financial Statements (Unaudited)

                 As of and for the year ended December 31, 1999



1. Notes to Pro Forma Consolidated Balance Sheet

(A) To reflect the consolidated balance sheet of One Liberty Properties, Inc. (the "Company") as of December 31, 1999, as reported on Form 10-K.

(B) To reflect the March 29, 2000 purchase price allocation for the Company's acquisition of the property located at 9521 Viscount Blvd. in El Paso, Texas (the "Property"), as of December 31, 1999, for approximately $14.1 million. There was no independent valuation performed on this property. $4.1 million of the purchase price was funded from the Company's cash balance and the remaining balance of $10 million was financed through a $10 million mortgage note collateralized by the Property.

(C) To reflect financing costs incurred in connection with obtaining the mortgage note described in (B) above.

2. Notes to Pro Forma Consolidated Income Statement

(A) To reflect the consolidated income statement of the Company for the year ended December 31, 1999, as reported on the Company's Form 10-K.

(B) To reflect the historical operations of the Property for the year ended December 31, 1999.

(C) Rental income from the Property adjusted to reflect straight line amounts as of January 1, 1999.

(D) To reflect reduction in interest income as a result of the cash paid for the purchase of the Property.

(E) To reflect straight line depreciation for the Property based on an estimated useful life of 40 years and straight line amortization for the financing costs described in 1-(C) above, over the life of the mortgage note (10 years).

                          One Liberty Properties, Inc.

        Notes to Pro Forma Consolidated Financial Statements (Unaudited)
                                   (Continued)







2. Notes to Pro Forma Consolidated Income Statement (continued)

(F) To reflect the interest expense for borrowings under the mortgage note financing secured by the Property ($10 million at 8.03%).

(G) Basic net income per common share is calculated based on approximately 2,960,000 weighted average common shares outstanding and diluted net income per common share is calculated based on approximately 2,963,000 weighted average common shares and common share equivalents outstanding.

      Three of the four tenants occupied space throughout 1999. One tenant's lease, with annual base rents in the amount of approximately $489,000, commenced in September 1999. Therefore the pro forma consolidated income statement reflects four months of rental income and operating expense recoveries from the new tenant. The pro forma consolidated income statement, however, reflects a full year of depreciation and interest expense and operating expenses as well as a reduction in interest income relating to the acquisition. As a result of these transactions the pro forma consolidated income statement reflects a decrease in basic and diluted earnings per share. Had this tenant occupied the space for all of 1999 the pro forma consolidated basic and diluted earnings per share would have been $1.29.